                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

                      [CHART INDUSTRIES, INC. LETTERHEAD]

Immediate Release
------------------

               CHART INDUSTRIES REPORTS THIRD-QUARTER ORDERS OF
                 $115 MILLION AND EARNINGS OF $0.04 PER SHARE

CLEVELAND, OH - October 30, 2000 - Chart Industries, Inc. (NYSE:CTI) today reported record sales and orders for its third quarter ended September 30, 2000. Sales for the third quarter were $88.0 million and net income was $1.0 million or $0.04 per diluted share. Orders in the third quarter totaled $114.7 million, surpassing the $101.2 million record set in the second quarter of 2000.

     Sales for the third quarter of 2000 were $88.0 million, up 4.6 percent from $84.1 million for the corresponding quarter of 1999. Net income was $1.0 million, or $0.04 per diluted share, for the third quarter of 2000 compared with a net loss of $8.9 million, or $0.38 per diluted share, for the third quarter of 1999. Net loss before non-recurring charges for the third quarter of 1999 was $0.2 million, or $0.01 per diluted share.

     Sales for the first nine months of 2000 increased 10.5 percent to $235.9 million from $213.4 million for the corresponding period in 1999. For the first nine months of 2000, net income was $0.9 million, or $0.04 per diluted share, compared with a net loss of $37.9 million, or $1.60 per diluted share, for the first nine months of 1999. Net income before non-recurring charges for the first nine months of 1999 was $3.4 million, or $0.14 per diluted share.

     Commenting on Chart's results for the third quarter and first nine months of 2000, Arthur S. Holmes, Chairman and Chief Executive Officer, said, "I am pleased with the improvement demonstrated in our third-quarter results. Each of our business segments produced increased order bookings and sales, bringing our consolidated orders and sales to new record levels for the quarter. Strong operating performance in our Applied Technologies (AT) and Distribution & Storage (D&S) segments, coupled with continued throughput improvement in our Process Systems & Equipment (PS&E) segment, resulted in improved earnings for Chart.

     "The record order bookings of $115 million were comprised of continued strong demand for our D&S and AT products in the United States, Europe and Asia, and improved hydrocarbon processing market activity for our PS&E business. Our D&S segment experienced a particularly strong surge in demand for oil field service equipment and other distribution and mobile equipment during the period.

    "We are still waiting for the recovery of the industrial gas market for the PS&E segment. The large order flow pushed Chart's consolidated order backlog at September 30, 2000 to $113 million, an increase of $25 million from the June 30, 2000 level.

                                   - MORE -

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings Of $0.04 Per Share
CHT-1170-P
Page 2


     "I am also pleased with the record cash provided by operations of $11.2 million which the Company achieved this quarter. In addition, we were successful in obtaining an amendment to the Company's existing $300 million bank credit facility, which was announced on October 12, 2000. This amendment gives us the financial strength and flexibility to accomplish our plans going forward.

     "In summary, I am confident that we are on the road to improved profitability and cash flow. Our challenge ahead will be to achieve increased growth and improved operating performance, which we have planned, while continuing to reduce our large debt balance. To accomplish these goals, we expect to fund several of our exciting new product initiatives that we have been developing with outside venture capital so that they can be brought to market more quickly. We believe these new products can significantly improve sales and profitability and accelerate shareholder value."

     Financial highlights are as follows (all figures are in thousands of dollars except per-share amounts, which are based on average shares outstanding on a diluted basis):

                                                         Three months ended September 30,
                                                       2000            1999         % Change
                                                       ----            ----         --------
Sales                                               $88,012         $84,108              4.6
Gross profit                                         26,951          20,147             33.8
Net income (loss)                                     1,038          (8,946)             N/M
Net income (loss) per share - assuming
       dilution                                        0.04           (0.38)             N/M
Net income (loss) before non-recurring charges        1,038            (185)             N/M
Net income (loss) before non-recurring charges
       per share - assuming dilution                   0.04           (0.01)             N/M


                                                         Nine months ended September 30,
                                                       2000            1999         % Change
                                                       ----            ----         --------
Sales                                              $235,928        $213,422             10.5
Gross profit                                         70,364          53,339             31.9
Net income (loss)                                       944         (37,933)             N/M
Net income (loss) per share - assuming
    dilution                                           0.04           (1.60)             N/M
Net income before non-recurring charges                 944           3,402            (72.3)
Net income before non-recurring charges
    per share -  assuming dilution                     0.04            0.14            (71.4)

N/M - (Not meaningful)

THIRD-QUARTER 2000 FINANCIAL RESULTS

Sales for the third quarter of 2000 were $88.0 million versus $84.1 million for the third quarter of 1999, an increase of $3.9 million, or 4.6 percent. The AT segment grew 15.1 percent from sales of $30.8 million in the third quarter of 1999 to sales of $35.4 million in the third quarter of 2000. Sales of MRI equipment were strong, supporting the introduction of General Electric's newest MRI machine. Sales of Chart's bulk liquid systems, which include environmental test chambers, liquid injection systems and other liquid supply systems, improved in the third quarter of 2000. In particular, sales of environmental test chambers improved as a result of the Company's new strategic marketing partnership with QualMark, announced on June 8, 2000. The D&S segment showed additional growth

                                   - MORE -

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings Of $0.04 Per Share
CHT-1170-P
Page 3


in liquid cylinder sales, especially to Asian markets, with third-quarter 2000 sales of $36.2 million, an increase of 8.2 percent over the third-quarter 1999 sales of $33.4 million. PS&E segment sales were $16.4 million, down from sales of $19.9 million in the third quarter of 1999, reflecting the extended downturn in that segment. Recent Bechtel orders have bolstered sales in the third quarter of 2000 compared to levels experienced in the two previous quarters.

     Gross profit for the third quarter of 2000 was $27.0 million versus $20.1 million for the third quarter of 1999, an increase of $6.8 million, or 33.8 percent. Gross profit margin for the third quarter of 2000 was 30.6 percent versus 24.0 percent for the third quarter of 1999. Increases in gross profit occurred throughout all segments compared to the third quarter of 1999. Margins remained strong in the AT segment, where Chart-engineered products support good pricing from end-users. Additional sales volume in the PS&E segment also helped bolster margins.

     Selling, general and administrative (SG&A) expense for the third quarter of 2000 was $16.2 million, versus $14.4 million for the third quarter of 1999, representing the higher sales and marketing cost of pursuing end-user markets, higher sales commissions and increasing medical and other employee benefit costs. SG&A expense as a percentage of sales was 18.4 percent for the third quarter of 2000 versus 17.1 percent for the third quarter of 1999.

     The Company recorded an $8.8 million charge during the third quarter of 1999 pursuant to its restructuring plan announced in the second quarter of 1999. The charge included a non-cash charge of $6.8 million for the write-off of impaired goodwill resulting from the Company's decision to discontinue production of Cryenco trailers, $1.1 million for lease payments and other costs related to exiting a leased building used in the Cryenco operations, and $0.8 million for severance and other employee-related costs.

     Net interest expense for the third quarter of 2000 was $7.0 million versus $5.2 million for the third quarter of 1999, reflecting higher rates due to the Company's higher leverage as well as increases by the Federal Reserve in base interest rates. As of September 30, 2000, the Company had borrowings of $266.4 million on its Credit Facility and was in compliance with all related covenants.

     The Company's increased earnings and efforts at better managing working capital generated a quarterly record $11.2 million of cash provided by operations in the third quarter of 2000, which was used primarily to pay down debt. Cash provided by operations for the first nine months of 2000 was $10.6 million compared with $0.1 million used in operations in the first nine months of 1999. The Company's cash flow from earnings plus depreciation and amortization totalled $15.0 million during the first nine months of 2000 and was partially offset by working capital increases.

                                   - MORE -

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings Of $0.04 Per Share
CHT-1170-P
Page 4


     Capital expenditures for the first nine months of 2000 were $4.0 million compared with $4.6 million in the first nine months of 1999. The Company presently does not have any large capital projects in process and anticipates only nominal capital expenditures for the balance of this year.

ORDERS AND BACKLOG

Chart's consolidated orders for the third quarter of 2000 totaled $114.7 million, compared with orders of $101.2 million for the second quarter of 2000. Chart's consolidated firm order backlog at September 30, 2000 was $113.4 million, an increase of $24.9 million from $88.6 million at June 30, 2000.

     AT orders for the third quarter of 2000 totaled $37.0 million, compared with $35.6 million for the second quarter of 2000. The third-quarter orders were strong in MRI cryostats, medical oxygen products in Europe and environmental test chambers. The continued growth in AT is the result of the Company's growing focus on end-user markets.

     D&S orders for the third quarter of 2000 totaled $45.8 million, compared with $35.1 million for the second quarter of 2000. In the D&S segment, mobile equipment orders for use in oil field service showed the effect of current oil demand, while the demand for packaged gas products such as liquid cylinders continued to increase both in the United States and in Asia.

     PS&E orders for the third quarter of 2000 totaled $31.9 million, compared with $30.5 million in the second quarter of 2000. Order activity included the Bechtel ALNG cold boxes and two other large hydrocarbon processing equipment orders received in July. PS&E backlog at September 30, 2000, was $43.2 million, up from $27.7 million at June 30, 2000.

GENERAL

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, the ability of the Company to satisfy covenants under its Credit Facility, the ability of the Company to obtain venture capital financing for new product initiatives, and worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations.

     Chart Industries, Inc. manufactures standard and custom-built industrial process equipment primarily for low-temperature and cryogenic applications. Headquartered in Cleveland, Ohio, Chart has domestic operations located in 14 states and international operations located in Australia, China, Czech Republic, England, Germany and Singapore.

     For more information on Chart Industries, Inc., visit the Company's home page web site at www.chart-ind.com.

                                   - MORE -

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings Of $0.04 Per Share
CHT-1170-P
Page 5


                            CHART INDUSTRIES, INC.
                        QUARTERLY SEGMENT INFORMATION
                            LAST FIVE-QUARTER TREND

                                           1999         1999        2000        2000         2000
                                           Third       Fourth      First       Second       Third
                                          Quarter     Quarter     Quarter     Quarter      Quarter
                                          -------     -------     -------     -------      -------
                                                        (Dollars in Thousands)
Sales
  Applied Technologies                    $30,777     $34,224     $29,518    $ 33,855      $ 35,409
  Distribution & Storage Equipment         33,435      31,678      32,208      35,792        36,166
  Process Systems & Equipment              19,896      13,613       7,266       9,277        16,437
                                          -------     -------     -------    --------      --------
        Total                             $84,108     $79,515     $68,992    $ 78,924      $ 88,012
                                          =======     =======     =======    ========      ========

Gross Profit
  Applied Technologies                    $10,593     $13,741     $11,999    $ 13,454      $ 14,391
  Distribution & Storage Equipment          7,264       7,444       7,090       8,088         7,890
  Process Systems & Equipment               2,290       2,857         671       2,111         4,670
                                          -------     -------     -------    --------      --------
        Total                             $20,147     $24,042     $19,760    $ 23,653      $ 26,951
                                          =======     =======     =======    ========      ========

Gross Profit Margin
  Applied Technologies                       34.4%       40.2%       40.6%       39.7%         40.6%
  Distribution & Storage Equipment           21.7%       23.5%       22.0%       22.6%         21.8%
  Process Systems & Equipment                11.5%       21.0%        9.2%       22.8%         28.4%
        Total                                24.0%       30.2%       28.6%       30.0%         30.6%

Orders
  Applied Technologies                    $34,171     $34,762     $31,907    $ 35,620      $ 37,010
  Distribution & Storage Equipment         33,105      32,383      41,279      35,070        45,769
  Process Systems & Equipment               6,759       4,251       7,270      30,472        31,889
                                          -------     -------     -------    --------      --------
        Total                             $74,035     $71,396     $80,456    $101,162      $114,668
                                          =======     =======     =======    ========      ========

Backlog
  Applied Technologies                    $25,353     $25,891     $27,366    $ 28,767      $ 29,939
  Distribution & Storage Equipment         25,667      26,372      34,020      32,057        40,337
  Process Systems & Equipment              18,548       8,165       7,403      27,744        43,163
                                          -------     -------     -------    --------      --------
        Total                             $69,568     $60,428     $68,789    $ 88,568      $113,439
                                          =======     =======     =======    ========      ========

                                   - MORE -

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings of $0.04 Per Share
CHT-1170-P
Page 6

                    CHART INDUSTRIES, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (Dollars in thousands, except per share amounts)

                                                                 Three Months Ended             Nine Months Ended
                                                                   September 30,                  September 30,
                                                               ----------------------       -------------------------
                                                                 2000           1999             2000          1999
                                                               ----------------------       -------------------------
Sales                                                          $88,012        $84,108          $235,928      $213,422
Cost of products sold:
    Cost of sales                                               61,061         63,705           165,564       157,985
    Acquired profit in inventory                                                                                1,162
    Restructuring charge                                                          256                             936
                                                               ----------------------       -------------------------
                                                                61,061         63,961           165,564       160,083

Gross profit                                                    26,951         20,147            70,364        53,339

Selling, general & administrative expense                       16,161         14,420            44,982        36,342
Goodwill amortization expense                                    1,284            924             3,654         2,406
Restructuring charge                                                            8,562                          11,783
Acquired in-process research and development                                      410                          22,010
                                                               ----------------------       -------------------------
                                                                17,445         24,316            48,636        72,541

Operating income (loss)                                          9,506         (4,169)           21,728       (19,202)

Other income (expense):
      Gain on sale of assets                                                                        366
      Interest expense - net                                    (7,017)        (5,157)          (19,700)       (9,568)
                                                               ----------------------       -------------------------
                                                                (7,017)        (5,157)          (19,334)       (9,568)
                                                               ----------------------       -------------------------

Income (loss) before income taxes,
    minority interest and extraordinary item                     2,489         (9,326)            2,394       (28,770)

Income tax expense (benefit)                                     1,435           (446)            1,388         1,201
                                                               ----------------------       -------------------------

Income (loss) before minority interest
    and extraordinary item                                       1,054         (8,880)            1,006       (29,971)

Minority interest, net of taxes                                    (16)           (66)              (62)         (153)
                                                               ----------------------       -------------------------

Income (loss) before extraordinary item                          1,038         (8,946)              944       (30,124)

Extraordinary loss on early extinguishment of debt,
    net of taxes of $4,650                                                                                     (7,809)
                                                               ----------------------       -------------------------

Net income (loss)                                               $1,038        ($8,946)             $944      ($37,933)
                                                               ======================       =========================

Net income (loss) per common share:

Income (loss) before extraordinary item                          $0.04         ($0.38)            $0.04        ($1.27)
Extraordinary item                                                0.00           0.00              0.00         (0.33)
                                                               ----------------------       --------------------------
Net income (loss) per common share                               $0.04         ($0.38)            $0.04        ($1.60)
                                                               ======================       =========================

Net income (loss) per common share - assuming dilution:

Income (loss) before extraordinary item                          $0.04         ($0.38)            $0.04        ($1.27)
Extraordinary item                                                0.00           0.00              0.00         (0.33)
                                                               ----------------------       -------------------------
Net income (loss) per common share - assuming dilution           $0.04         ($0.38)            $0.04        ($1.60)
                                                               ======================       =========================

Shares used in per share calculations                           24,108         23,738            24,111        23,706

Shares used in per share calculations - assuming dilution       24,403         23,738            24,325        23,706


                                    -MORE-

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings of $0.04 Per Share
CHT-1170-P
Page 7

                    CHART INDUSTRIES, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                         September 30, December 31,
                                                             2000           1999
                                                         -----------------------------
                                                          (Unaudited)
ASSETS

Current Assets
      Cash and cash equivalents                               $  4,582       $  2,314
      Accounts receivable, net                                  56,284         60,236
      Inventories, net                                          63,361         50,578
      Other current assets                                      32,954         30,222
                                                            -------------------------
Total Current Assets                                           157,181        143,350

Property, plant and equipment, net                              67,043         74,757
Goodwill, net                                                  173,362        177,228
Other assets, net                                               23,220         29,235
                                                            -------------------------

TOTAL ASSETS                                                  $420,806       $424,570
                                                            =========================

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                           $ 30,465       $ 25,102
   Customer advances                                             4,375          2,765
   Billings in excess of contract revenue                        2,467            296
   Accrued expenses and other liabilities                       44,704         45,764
   Current portion of long-term debt                            21,826         19,336
                                                            -------------------------
Total Current Liabilities                                      103,837         93,263

Long-term debt                                                 253,793        259,336
Other long-term liabilities                                     11,541         16,459

Shareholders' Equity                                            51,635         55,512
                                                            -------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $420,806       $424,570
                                                            =========================

The balance sheet at December 31, 1999 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                    -MORE-

Chart Industries Reports Third-Quarter Orders of $115 Million and Earnings of $0.04 Per Share
CHT-1170-P
Page 8


                    CHART INDUSTRIES, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            (Dollars in thousands)

                                                                                Nine Months Ended
                                                                                  September 30,
                                                                            -----------------------
                                                                               2000         1999
                                                                            -----------------------
OPERATING ACTIVITIES

      Net income (loss)
      Adjustments to reconcile net income (loss)                            $    944       ($37,933)
       to net cash provided by (used in) operating activities:
          Loss on early extinguishment of debt                                               12,459
          Acquired in-process research and development                                       22,010
          Acquired inventory profit                                                           1,162
          Restructuring charge                                                                9,790
          Gain on sale of assets                                                (366)
          Depreciation and amortization                                       14,044         11,590
          (Income) loss from joint venture                                       (52)
          Minority interest                                                      147            222
          Deferred income taxes                                                                (203)
          Contribution of stock to employee benefit plans                      1,832            776
      Increase (decrease) in cash resulting from changes
          in operating assets and liabilities:
               Accounts receivable                                             2,752          6,837
               Inventory and other current assets                            (18,828)        (3,603)
               Accounts payable and other current liabilities                  6,317        (12,682)
               Billings in excess of contract revenue and
                   customer advances                                           3,824        (10,560)
                                                                            -----------------------
      Net Cash Provided By (Used In) Operating Activities                     10,614           (135)

INVESTING ACTIVITIES

      Capital expenditures                                                    (4,038)        (4,582)
      Acquisition of MVE, net of cash acquired                                               (2,225)
      Redemption of MVE preferred stock                                                     (74,642)
      Acquisition of Northcoast Cryogenics, net of cash acquired                             (2,185)
      Proceeds from sale of assets                                               900
      Other investing activities                                                 163           (686)
                                                                            -----------------------
      Net Cash Used In Investing Activities                                   (2,975)       (84,320)

FINANCING ACTIVITIES

      Borrowings on revolving credit facilities                               86,201         55,250
      Repayments on revolving credit facilities                              (73,836)       (48,500)
      Borrowings for acquisition of MVE                                                     250,000
      Principal payments on long-term debt                                   (14,829)      (148,490)
      Premiums paid on repurchases of debt                                                  (12,459)
      Deferred financing costs                                                               (7,645)
      Treasury stock and stock option transactions                                 8           (719)
      Dividends paid to shareholders                                                         (2,370)
                                                                            -----------------------
      Net Cash (Used In) Provided By Financing Activities                     (2,456)        85,067
                                                                            -----------------------
Net increase in cash and cash equivalents                                      5,183            612
Effect of exchange rate changes on cash                                       (2,915)           230
Cash and cash equivalents at beginning of period                               2,314          2,169
                                                                            -----------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $  4,582         $3,011
                                                                            =======================

                                     # # #